EXHIBIT 11--COMPUTATIONS OF EARNINGS PER SHARE

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES


                                                        Three Months Ended
                                                   ----------------------------
                                                      May 25,         May 27,
                                                       1996            1995
                                                   ------------    ------------
Primary:  (1)
    Net income ..................................  $ 18,203,000    $ 18,310,000
                                                   ============    ============


    Weighted average common shares outstanding ..    43,086,000      43,321,000

    Net effect of dilutive stock options--based
      on the treasury stock method using the
      average market price for the period .......       341,000         163,000
                                                   ------------    ------------

    Totals ......................................    43,427,000      43,484,000
                                                   ============    ============


    Earnings per common share ...................  $        .42    $        .42
                                                   ============    ============




Fully diluted:  (1)
    Net income ..................................  $ 18,203,000    $ 18,310,000
                                                   ============    ============


    Weighted average common shares outstanding ..    43,086,000      43,321,000

    Net effect of dilutive  stock  options--based
      on the  treasury  stock method using the
      quarter-end market price which is higher
      than the average market price .............       432,000         217,000
                                                   ------------    ------------

    Totals ......................................    43,518,000      43,538,000
                                                   ============    ============


    Earnings per common share ...................  $        .42    $        .42
                                                   ============    ============



(1) The primary and fully diluted earnings per share were not presented on the face of the Consolidated Income Statements because the resulting amounts were not materially dilutive.